Exhibit 99.11
                                                                   -------------

                    AMENDMENT NO. 2 TO STOCKHOLDERS AGREEMENT


          AMENDMENT NO. 2 TO STOCKHOLDERS AGREEMENT, dated as of June 19, 2001 ("Amendment"), by and among NEW WORLD COFFEE - MANHATTAN BAGEL, INC., a Delaware corporation (the "Company"), and the several parties listed on Schedule I hereto (the "Stockholders"), amending the Stockholders Agreement, dated as of January 18, 2001 and Amendment No. 1 thereto dated March 29, 2001 (the "Original Stockholders Agreement"), among the Company and the Stockholders.

          WHEREAS, the Company and certain previous purchasers (the "Initial Series F Purchasers") and certain new purchasers (the "Additional Series F Purchasers," and together with the Initial Series F Purchasers, the "Series F Purchasers") have entered into (i) a Series F Preferred Stock Purchase Agreement dated as of June 7, 2001 (as amended, the "June Series F Purchase Agreement") and (ii) a Third Series F Preferred Stock and Warrant Purchase Agreement dated as of June 19, 2001 (the "Third Purchase Agreement"), pursuant to which the Series F Purchasers have purchased from the Company an additional 25,000 shares of Series F Preferred Stock, $.001 par value (the "Series F Preferred Stock"), of the Company and warrants (the "Third Warrants") to purchase up to 21,153,934 shares (the "Third Warrant Shares") of Common Stock of the Company in the form attached to the June Series F Purchase Agreement and Third Purchase Agreement;

          WHEREAS, pursuant to Section 9 of the Original Stockholders Agreement, the Company may amend the Original Stockholders Agreement, in an instrument executed by the majority of voting power of shares of capital stock of the Company owned by the Stockholders, including the holders of 66-2/3% of the outstanding shares of Series F Preferred Stock and the Company;

          WHEREAS, the holders of (i) more than the majority of voting power of shares of capital stock of the Company owned by the Stockholders and (ii) more than 66-2/3% of the outstanding shares of Series F Preferred Stock have executed this Amendment;

          WHEREAS, the Company and the Stockholders deem it in their best interests to subject the Third Warrants and the Third Warrant Shares to the provisions of the Stockholders Agreement, and the Company and the Stockholders are willing to amend the Original Stockholders Agreement as provided herein; and

          WHEREAS, as an inducement to the Series F Purchasers to consummate the transactions contemplated by the Second Purchase Agreement, the Company and each of the Stockholders have agreed to enter into this Amendment;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. The definition of "Warrants" in the Original Stockholders Agreement is hereby amended to include the Third Warrants.

          2. The definition of "Warrant Shares" in the Original Stockholders Agreement is hereby amended to include the Third Warrant Shares.

          3. The shares of Series F Preferred Stock referred to in the Original Stockholders Agreement shall also include the additional 25,000 shares of Series F Preferred Stock purchased by the Series F Purchasers pursuant to the June Series F Purchase Agreement and the Third Purchase Agreement.

          4. The Original Stockholders Agreement is hereby amended by deleting
Schedule I to the Original Stockholders Agreement in its entirety and replacing it with Schedule I attached hereto.

          5. The Original Stockholders Agreement, as amended by this Amendment, is hereby in all respects confirmed and each of the parties hereto acknowledges and agrees that it is bound by all the terms and provisions thereof, as amended hereby.

          6. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

          7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as a sealed instrument, all as of the day and year first above written.


COMPANY:                                      NEW WORLD COFFEE - MANHATTAN
                                                    BAGEL, INC.



                                               By
                                                 -----------------------------
                                                 Name:
                                                 Title:


STOCKHOLDERS:                                 HALPERN DENNY III, L.P.



                                              By
                                                -----------------------------
                                                Name:
                                                Title:


                                              BET ASSOCIATES, L.P.

                                              By: BRU Holding Co., LLC
                                                  Its General Partner


                                              By:
                                                 -----------------------------
                                                 Name:
                                                 Title:


                                              BROOKWOOD NEW WORLD INVESTORS LLC

                                              By: Brookwood New World Co., LLC,
                                                  Its Managing Member


                                              By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                            GREENLIGHT CAPITAL, L.P.


                                            By
                                              -----------------------------
                                              Name:
                                              Title:


                                            GREENLIGHT CAPITAL QUALIFIED, L.P.


                                            By
                                              -----------------------------
                                              Name:
                                              Title:


                                            GREENLIGHT CAPITAL OFFSHORE, LTD.



                                            By
                                              -----------------------------
                                              Name:
                                              Title:

                                            SPECIAL SITUATIONS PRIVATE EQUITY
                                              FUND, L.P.



                                            By
                                              -----------------------------
                                              Name:
                                              Title:


                                            SPECIAL SITUATIONS CAYMAN FUND, L.P.



                                            By
                                              -----------------------------
                                              Name:
                                              Title:


                                            SPECIAL SITUATIONS FUND III, L.P.



                                            By
                                              -----------------------------
                                              Name:
                                              Title:

                                   SCHEDULE I

                                  STOCKHOLDERS


                                               Series F
Stockholder                                 Preferred Stock        Warrant
-----------                                 ---------------        -------


Halpern Denny III, L.P.                              32,500      16,951,320

BET Associates, L.P.                               8,213.01       3,263,178

Brookwood New World Investors, LLC                 8,185.32       3,263,178

Greenlight Capital, L.P.                              2,200       1,861,546

Greenlight Capital Qualified, L.P.                    5,300       4,484,634

Greenlight Capital Offshore, Ltd.                     5,000       4,230,787

Special Situations Private Equity Fund, L.P.          1,200       1,015,389

Special Situations Cayman Fund, L.P.                    950         803,850

Special Situations Fund III, L.P.                     2,850       2,411,548